                                                              Exhibit (d)(7)

                     MASTER BUSINESS MANAGEMENT AGREEMENT

         AGREEMENT made this 31st day of December, 2002, by Ivy Fund (the
"Company") and Waddell & Reed Ivy Investment Company (the "Manager").

           WHEREAS, the Company is an open-end investment company
organized as a Massachusetts business trust and consists of one or more separate investment portfolios (the "Funds") as may be established and designated from time to time;

           WHEREAS, the Company desires the services of the Manager as business manager with respect to such Funds as shall be designated in supplements to this Agreement as further agreed between the Company and the Manager; and

           WHEREAS, the Company engages in the business of investing and reinvesting the assets of the Funds in the manner and in accordance with the investment objective and restrictions specified in the currently effective prospectus and statement of additional information (the
"Prospectus") relating to the Funds included in the Company's Registration
Statement, as amended from time to time, filed by the Company under the
Investment Company Act of 1940 (the "1940 Act") and the Securities Act of
1933;

           NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

         (1)  Appointment. The Company hereby appoints the Manager to provide the business management services specified in this Agreement with regard to such Funds as shall be designated in supplements to this
Agreement, and the Manager hereby accepts such appointment.

         (2)  Business Management Services.

              (a)  The Manager shall supervise the Funds' business and
affairs and shall provide such services reasonably necessary for the operation of the Funds as are not provided by employees or other agents engaged by the Funds; provided, that the Manager shall not have any obligation to provide under this Agreement any direct or indirect services to the Funds' shareholders, any services related to the distribution of the Funds' shares, or any other services which are the subject of a separate agreement or arrangement between the Funds and the Manager.
Subject to the foregoing, in providing business management services hereunder, the Manager shall, at its expense, (1) review the activities of each Fund's investment adviser to ensure that each Fund is operated in compliance with the Fund's investment objective and policies and with the
1940 Act; (2) coordinate with the Funds' Custodian and Transfer Agent and monitor the services they provide to the Funds; (3) coordinate with and monitor any other third parties furnishing services to the Funds;
(4) provide the Funds with the necessary office space, telephones and other communications facilities as are adequate for the Funds' needs;
(5) provide the services of individuals competent to perform administrative and clerical functions which are not performed by employees or other agents engaged by the Funds or by the Manager acting in some other capacity pursuant to a separate agreement or arrangement with the
Funds; (6) maintain or supervise the maintenance by third parties of such books and records of the Company as may be required by applicable Federal or state law; (7) authorize and permit the Manager's directors, officers and employees who may be elected or appointed as directors or officers of the Company to serve in such capacities; and (8) take such other action with respect to the Company, after approval by the Company, as may be required by applicable law, including without limitation the rules and regulations of the SEC and of state securities commissions and other regulatory agencies.

              (b)  The Manager may retain third parties to provide these services to the Company, at the Manager's own cost and expense. The
Manager shall make periodic reports to the Company's Board of Trustees on the performance of its obligations under this Agreement, other than services provided to the Company by third parties retained in accordance with the previous sentence.

         3.   Expenses of the Company. Except as provided in paragraph 2 or as provided in any separate agreement between the Funds and the
Manager, the Company shall be responsible for all of its expenses and liabilities, including:  (1) the fees and expenses of the Company's
Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement ("Independent Trustees"); (2) the salaries and expenses of any of the Company's officers or employees who are not affiliated with the Manager; (3) interest expenses; (4) taxes and governmental fees, including any original issue taxes or transfer taxes applicable to the sale or delivery of shares or certificates therefor;
(5) brokerage commissions and other expenses incurred in acquiring or disposing of portfolio securities; (6) the expenses of registering and qualifying shares for sale with the SEC and with various state securities commissions; (7) accounting and legal costs; (8) insurance premiums;
(9) fees and expenses of the Company's Custodian and Transfer Agent and any related services; (10) expenses of obtaining quotations of portfolio securities and of pricing shares; (11) expenses of maintaining the
Company's legal existence and of shareholders' meetings; (12) expenses of preparation and distribution to existing shareholders of periodic reports, proxy materials and prospectuses; (13) fees and expenses of membership in industry organizations; and (14) such nonrecurring or extraordinary expenses as may arise, including litigation affecting the Company, and any indemnification by the Company of its officers, directors, employees and agents with respect thereto.

         4.   Standard of Care. The Manager shall give the Company the
benefit of the Manager's best judgment and efforts in rendering business management services pursuant to paragraph 2 of this Agreement. As an inducement to the Manager's undertaking to render these services, the
Company agrees that the Manager shall not be liable under this Agreement for any mistake in judgment or in any other event whatsoever except for lack of good faith, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Manager against any liability to the Company or its shareholders to which the Manager would otherwise be subject by reason of the Manager's reckless disregard of its obligations and duties hereunder.

         5.   Fees. In consideration of the services to be rendered by
the Manager pursuant to paragraph 2 of this Agreement, each Fund shall pay the Manager a monthly fee on the first business day of each month, based on the average daily value (as determined on each business day at the time set forth in the Prospectus of the Fund for determining net asset value per share) of the net assets of the Fund during the preceding month at the annual rates set forth in a supplement to this Agreement with respect to each Fund. If the fees payable to the Manager pursuant to this paragraph 5 begin to accrue before the end of any month or if this Agreement terminates before the end of any month, the fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion which the period bears to the full month in which the effectiveness or termination occurs. For purposes of calculating the monthly fees, the value of the net assets of a Fund shall be computed in the manner specified in the Fund's Prospectus for the computation of net asset value. For purposes of this Agreement, a "business day" is any day on which the New York Stock Exchange is open for trading.

         6.   Ownership of Records. All records required to be maintained and preserved by the Funds pursuant to the provisions or rules or regulations of the SEC under Section 31(a) of the 1940 Act and maintained and preserved by the Manager on behalf of the Funds are the property of the Funds and shall be surrendered by the Manager promptly on request by the Funds; provided, that the Manager may at its own expense make and retain copies of any such records.

         7.   Duration and Termination.

              (a)  This Agreement shall become effective as of the date
first written above or such later date as the shareholders may approve this Agreement, and shall continue in effect until December 31, 2003 provided, that the Agreement will continue in effect with respect to a
Fund beyond December 31, 2003 only so long as the continuance is specifically approved at least annually (i) by the vote of a majority of the outstanding voting securities of that Fund (as defined in the
1940 Act) or by the Company's entire Board of Trustees, and (ii) by the vote, cast in person at a meeting called for that purpose, of a majority of the Company's Independent Trustees.

              (b)  This Agreement may be terminated with respect to a
Fund at any time, without the payment of any penalty, by a vote of a majority of the outstanding voting securities of that Fund (as defined in the 1940 Act) or by a vote of a majority of the Company's entire Board of
Trustees on 60 days' written notice to the Manager or by the Manager on
60 days' written notice to the Company. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

         8.   Services to Other Clients. Nothing herein contained shall
limit the freedom of the Manager or any affiliated person of the Manager to render investment supervisory and administrative services to other investment companies, to act as investment adviser or investment counselor to other persons, firms or corporations, or to engage in other business activities.

         9.   Miscellaneous.

              (a)  This Agreement shall be construed in accordance with
the laws of the State of Florida, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act.

              (b)  The captions in this Agreement are included for
convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

              (c)  The Company's Declaration of Trust has been filed with the Secretary of State of The Commonwealth of Massachusetts. The
obligations of the Company are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, shareholders, officers, employees or agents of the Company, but only the
Company's property shall be bound. It is further understood and acknowledged that all persons dealing with any Fund must look solely to the property of such Fund for the enforcement of any claims against that
Fund as neither the Trustees, shareholders, officers, employees or agents assume any personal liability for obligations entered into on behalf of any Fund. No Fund shall be liable for the obligations or liabilities of any other Fund.

          IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the date first above written.

                        IVY FUND

                        By: /s/Kristen A. Richards
                            --------------------------------
                            Kristen A. Richards
                            Title: Vice President

                        WADDELL & REED IVY INVESTMENT COMPANY

                        By: /s/Henry J. Herrmann
                            -----------------------------
                            Henry J. Herrmann
                            Title: President

                                  IVY FUND
             MASTER BUSINESS MANAGEMENT AGREEMENT SUPPLEMENT

                    Ivy Global Natural Resources Fund

    AGREEMENT made as of the 31st  day of December, 2002, by and  between
Ivy Fund  (the "Trust")  and Waddell  &  Reed Ivy  Investment Company  (the
"Manager").

      WHEREAS, the Trust is an open-end investment company organized as  a
Massachusetts business  trust  and  consists of  such  separate  investment portfolios as  have  been  or may  be  established  and designated  by  the
Trustees of the Trust from time to time;

      WHEREAS, a  separate class  of shares  of  the Trust  is offered  to investors with respect to each investment portfolio;

      WHEREAS,  the  Trust  has  adopted  a  Master  Business   Management
Agreement dated  December 31, 2002  (the "Master  Agreement"), pursuant  to which  the  Trust  has  appointed  the  Manager  to  provide  the  business management services specified in that Master Agreement; and

      WHEREAS, Ivy  Global  Natural  Resources  Fund  (the  "Fund")  is  a
separate investment portfolio of the Trust.

      NOW, THEREFORE, the Trustees of the Trust hereby take the  following actions, subject to the conditions set forth:

    1.   As provided for in the Master Agreement, the Trust hereby adopts the Master Agreement with respect to the Fund, and the Manager hereby acknowledges that the Master Agreement shall pertain to the Fund, the terms and conditions of such Master Agreement being hereby incorporated herein by reference.

    2.   The term "Fund" as used in the Master Agreement shall, for purposes of this Supplement, pertain to the Fund.

    3.   As provided in the Master Agreement and subject to further conditions as set forth therein, the Fund shall pay the Manager a monthly fee on the first business day of each month based upon the average daily value (as determined on each business day at the time set forth in the
Fund's Prospectus for determining net asset value per share) of the Fund's net assets during the preceding month at the annual rate of 0.50%.

    4.   This Supplement and the Master Agreement (together, the
"Agreement") shall become effective with respect to the Fund as of the date first written above or such later date as the shareholders may approve the Agreement, and unless sooner terminated as hereinafter provided, the Agreement shall remain in effect with respect to the Fund until December 31, 2003, and from year to year thereafter if such continuance is specifically approved at least annually (a) by the vote of a majority of the outstanding voting securities of the Fund (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) or by the
Trust's entire Board of Trustees and (b) by the vote, cast in person at a meeting called for that purpose, of a majority of the Trust's Independent
Trustees. This Agreement may be terminated with respect to the Fund at any time, without payment of any penalty, by vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) or by vote of a majority of the Trust's entire Board of Trustees on sixty
(60) days' written notice to the Manager or by the Manager on sixty (60)
days' written notice to the Trust. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

    IN WITNESS  WHEREOF,  the  Trust and  the  Manager have  adopted  this
Supplement as of the date first set forth above.

                        IVY FUND, on behalf of
                        Ivy Global Natural Resources Fund

                        By: /s/Kristen A. Richards
                            --------------------------------
                            Kristen A. Richards
                            Title: Vice President

                        WADDELL & REED IVY INVESTMENT COMPANY

                        By: /s/Henry J. Herrmann
                            -----------------------------
                            Henry J. Herrmann
                            Title: President